EXHIBIT 5.01

                                             October 12, 1994




          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, WA  98402

          Dear Ladies and Gentlemen:

               I am the General Counsel of The Hillhaven Corporation (the "Company"), and in such capacity I have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock (the "Shares").

               In rendering this opinion, I have examined the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, all resolutions adopted by the Company's Board of Directors pertaining to the Shares and the acquisition of Convalescent Pharmaceutical Services, Inc. and Advanced Infusion Systems, Inc. (the "Acquisition") and such other documents as I have deemed necessary or appropriate for the purpose of this opinion.

               Based on the foregoing, I am of the opinion that the shares of Common Stock to which the Registration Statement and Prospectus relate, when issued in connection with the Acquisition, will be validly issued, fully paid and non-assessable.

               I am a member of the bar of the State of California, and in rendering the foregoing opinions, I am not expressing any opinion with respect to the laws of any jurisdiction other than the laws of the State of California, the federal securities laws of the United States of America and (solely in reliance on the opinion of Messrs. Woodburn and Wedge, a copy of which is being furnished to you herewith) the laws of the State of Nevada.

               I hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus incorporated therein.

                                             Very truly yours,


                                             /s/ Richard P. Adcock
                                             Richard P. Adcock
                                             General Counsel





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